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                                                                    EXHIBIT 99.1
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    PROXY

                             DEKALB ENERGY COMPANY

            PROXY FOR SPECIAL MEETING OF DEKALB CLASS A STOCKHOLDERS
                        TO BE HELD ON             , 1995

        The undersigned hereby appoints Bruce P. Bickner, Charles C. Roberts and Thomas H. Roberts, Jr., and each of them proxies (to act by majority decision if more than one shall act), with full power of substitution, to vote all shares of stock of DEKALB Energy Company which the undersigned would be entitled to vote if personally present at the Special Meeting of the holders of DEKALB Class A Stock to be held at the offices of DEKALB on the 10th floor, 700-9th Avenue S.W., Calgary,
    Alberta Canada T2P 3V4, on         ,         , 1995, at 9:00 a.m., local
    time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement/Prospectus and upon such other business that may be properly come before the meeting or any adjournments thereof. Said proxies are directed to vote as instructed on the matters set forth below and otherwise at their discretion. Receipt of a copy of the Notice of said meeting and Proxy Statement/Prospectus is hereby acknowledged. The Board of Directors recommends a vote "FOR" the proposal to approve and adopt the Merger Agreement.

         CONTINUED AND TO BE SIGNED ON REVERSE SIDE. SEE REVERSE SIDE.

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                                 (REVERSE SIDE)
    THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF
    DIRECTION, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE AND
    ADOPT THE MERGER AGREEMENT AND IN THE DISCRETION OF THE WITHIN NAMED
    PROXIES WITH RESPECT TO OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE
    MEETING OR ANY ADJOURNMENTS THEREOF.
    1. Proposal to approve and adopt the agreement and Plan of Merger dated as of December 21, 1994, among Apache Corporation, XPX Acquisitions,
       Inc. and DEKALB Energy Company.
                     / / FOR    / / AGAINST    / / ABSTAIN
    Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign a full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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Signature:                    Date:            Signature:                    Date:
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                MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW / /

       PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE
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